UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2009

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2009, we entered into agreements with LFB Biotechnologies S.A.S., or LFB, to provide us $12.3 million of funding, with an option for an additional $6.4 million of funding, through a combination of debt and equity financing.

Loan Agreement

We entered into a Loan Agreement pursuant to which we issued to LFB a $4,512,268 secured convertible note (the “Convertible Note”), the principal amount of which will be convertible into shares of our newly designated Series E-1 10% Preferred Stock (“Series E-1 Preferred Stock”), and a second note in the principal amount of $3,500,000 (the “Term Loan”).

Convertible Note. We issued the Convertible Note to LFB in exchange for gross proceeds of $4,000,000. The $512,268 difference between the proceeds that we received and the principal amount of the Convertible Note represents a portion of our share of common program expenses for 2008 that had previously been funded to us by LFB under the Amended and Restated Joint Development and Commercialization Agreement between us and LFB, dated June 30, 2008 (the “JDA”).

The Convertible Note will mature on January 1, 2012 and will accrue interest at a rate equal to 10.8% per annum. Unless the Convertible Note is converted, as described below, accrued interest shall be payable in cash in advance in consecutive monthly installments of principal and interest commencing on October 1, 2009. Upon receipt of shareholder approval of the transactions under the Purchase Agreement described below, the full principal amount of the Convertible Note will automatically convert into shares of our new Series E-1 Preferred Stock at a conversion price equal to $1,000 per share, which is equal to the purchase price of the Series E Preferred Stock under the Purchase Agreement. The Convertible Note is secured by a first priority security interest on all of our assets, including our intellectual property, but excluding livestock, pursuant to an Amended and Restated Security Agreement between us and LFB.

Term Loan. On June 18, 2009, LFB also made the Term Loan to us. The Term Loan will have a 10 year amortization schedule with a final balloon payment on January 1, 2012 and will accrue interest at a rate equal to 10.8% per annum. Accrued interest shall be payable in cash in advance in consecutive monthly installments of principal and interest commencing August 1, 2009. The Term Loan is also secured by a first priority security interest on all of our assets, including our intellectual property, but excluding livestock, pursuant to an Amended and Restated Security Agreement between us and LFB.

The proceeds of the Term Loan were paid to General Electric Capital Corporation, or GECC, in satisfaction of all of our remaining indebtedness to GECC. As a result of the payoff of GECC in full, we have terminated all of our loan agreements and security agreements with GECC. Following the payoff of GECC in full, LFB has a first priority security interest on all of our assets, including our intellectual property, but excluding livestock, and we amended and restated the Security Agreement between us and LFB dated December 22, 2008 and we amended the Mortgage, Security Agreement and Fixture Filing dated December 22, 2008 granted by us to LFB to reflect LFB’s first lien position and to secure the Convertible Note and the Term Loan as part of our indebtedness to LFB. All other material terms of these agreements remain the same.

Securities Purchase Agreement

We also entered into a Securities Purchase Agreement with LFB, under which we agreed to issue to LFB, subject to shareholder approval, $12.0 million of our newly-designated Series E-1 10% Convertible Preferred Stock and $13.5 million of our newly-designated Series E-2 10% Convertible Preferred Stock. The Series E-1 stock will be convertible into our common stock at the rate of one share for each $2.63 of stated value of the preferred stock. The stated value of the Series E-2 stock will be convertible into our common stock at a rate equal to the lower of $2.63 or the market price of our common stock on the date of shareholder approval.

Under the terms of this agreement, the principal amount of the Convertible Note will be applied to the purchase price of shares of Series E-1 stock.

Conversion of the Convertible Note into Series E-1 stock and issuance of Series E-1 stock and Series E-2 stock is subject to satisfaction of certain conditions, including:

•	the receipt of approval from our shareholders;

•	the accuracy of the representations and warranties of the parties; and

•	the satisfaction of other customary closing conditions.

Series E Preferred Stock. Under the agreement, we have agreed to place half of the gross proceeds of the sale of the Series E Preferred Stock into an escrow account for the payment of the 10% dividends on the Series E Preferred Stock. Upon any conversion or redemption of the Series E Preferred Stock in the first year after closing, LFB will receive a make-whole payment in an amount equal to the dividends payable through the fifth anniversary of the issuance of the Series E Preferred Stock. The make-whole payment will be paid on the converted or redeemed Series E Preferred Stock, less any dividends made before such conversion or redemption. Upon the conversion of any shares of Series E Preferred Stock before the first anniversary of this original issue date, we are obligated to pay to LFB a make-whole payment in cash in an amount equal to $500 per $1,000 of the stated value of each share of the Series E Preferred Stock converted, less the amount of any dividends previously paid.

The Series E Preferred Stock will carry cumulative dividends at the rate per share of 10% per annum, payable in cash semiannually on January 1 and July 1, beginning on January 1, 2010 and on each date that Series E Preferred Stock is converted and the five-year redemption date. Any dividends that are not paid within three trading days following a dividend payment date shall continue to accrue and shall entail a late fee, payable in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law.

On or after the fifth anniversary of the original issue date of any shares Series E Preferred Stock, we have the right to redeem, and LFB has the right to cause us to redeem, all of the outstanding shares of Series E Preferred Stock. Upon the occurrence of certain other triggering events, LFB shall have the right, exercisable its option, to require us to redeem all of the Series E Preferred Stock at a price equal to the sum of the Series E Preferred Stock’s stated value, all accrued but unpaid dividends, and all liquidated damages and other costs, expenses or amounts due in respect of the Series E Preferred Stock.

The only difference between the Series E-1 Preferred Stock and the Series E-2 Preferred Stock is their conversion prices. The $2.63 conversion price of the Series E-1 Preferred Stock is equal to the final closing price of our common stock on the date immediately preceding the signing of the purchase agreement. The conversion price of the Series E-2 Preferred Stock is the lesser of $2.63 or the volume weighted average price of our common stock on the date that our shareholders approve the transaction.

Option to Purchase Additional Series E Preferred Shares. Under the purchase agreement we have also granted LFB the option to purchase additional shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock. This option is exercisable in full or in part after the date our shareholders approve the transaction for a period of six months. Under this option, LFB will be able to purchase up to 50% of the number of shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock that it purchased in the initial closing on the same terms as that initial purchase.

Participation Rights. Under the Purchase Agreement, and consistent with the agreement for LFB’s purchase of convertible debt in 2008, LFB has the right to participate in all of our future offerings of common stock or securities exercisable or convertible into common stock to purchase the number of shares in proportion to its then pro rata ownership of our common stock, on an as converted basis. LFB’s participation will be on the terms agreed upon by us and other investors in the future offerings, including price and closing date; provided that LFB will have 10 calendar days upon notice of any offering to choose whether to participate. LFB also has a right of first refusal and right of first negotiation with respect to any proposed sale by us of common stock or securities exercisable or convertible into common stock. Pursuant to this right, if we intend to undertake an offering, we must notify LFB of the proposed terms of such offering and LFB has the right to refuse to purchase the securities on the proposed terms and the right to negotiate with us alternative terms to purchase all of the securities to be sold in the proposed offering.

Board Representatives. Under the terms of the Purchase Agreement, and as long as LFB owns at least 21% of our common stock on an as-converted basis, LFB has the right to designate to our Board of Directors the maximum number of directors permissible under the Marketplace Rules of NASDAQ. The maximum number of directors LFB could designate would be equal to the product, rounded up to the nearest whole number, of (i) LFB’s ownership percentage of our equity, multiplied by (ii) the total number of directors on our Board (including LFB’s designated directors). For purposes of this calculation, LFB’s equity ownership percentage would be determined by dividing:

(i)	the sum of the number of shares of our common stock:

(A)	held by LFB,

(B)	issuable upon conversion of our currently convertible preferred stock held by LFB, and

(C)	issuable upon conversion of our currently convertible debt held by LFB, by

(ii)	the sum of the number of shares of our common stock:

(A)	outstanding,

(B)	issuable upon conversion of our outstanding and currently convertible preferred stock, and

(C)	issuable upon conversion of our outstanding and currently convertible debt.

LFB’s director representatives would be appointed across each of our three classes of directors in as equal proportion as possible. Once appointed LFB’s board representatives would be nominated for re-election upon expiration of their term unless LFB’s equity ownership percentage decreases. If LFB’s equity ownership percentage decreases, under the NASDAQ Marketplace Rules the number of its board representatives would have to decrease ratably such that LFB’s board representation would remain proportional to its equity ownership, as described above. Any decrease in the number of LFB’s directors would be effected only upon expiration of any such director’s term.

Registration Rights. Under the Purchase Agreement LFB also received registration rights with respect to the shares of Common Stock issuable upon conversion of Series E Preferred Stock.

Representations and Warranties. The Purchase Agreement is incorporated by reference into this Current Report on Form 8-K. Except for its status as the contractual document between the parties with respect to the agreements described therein, it is not intended to provide factual information about the parties. The representations and warranties contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and are subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

LFB

LFB is our largest stockholder. As of May 26, 2009, LFB owned 2,014,840 shares of our common stock and 115 shares of our Series D preferred stock, each share of which is convertible into 100 shares of our common stock and beneficially owned, on an as-converted basis, assuming exercise of a warrant for 2,319,354 shares and conversion of a convertible note convertible into 4,838,709 shares of common stock, 9,184,404 shares, or approximately 52.16% of our then outstanding common stock. As a result of the issuance of the Series E Preferred Stock, LFB could convert its Series E Preferred Stock into shares of our common stock and control greater than 50% of the voting stock of GTC.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the payoff of our obligations and the termination of our agreements with GECC is incorporated herein by this reference.

As part of our early termination of the two term loans and certain capital lease obligations that we had with GECC, we paid a $133,465 prepayment penalty on the outstanding balances of these loans and our capital lease obligations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement, the Convertible Note and Term Loan with LFB is incorporated herein by this reference.

Under the Amended and Restated Security Agreement, LFB, at its option upon the occurrences of certain events of default described in the Amended and Restated Security Agreement, may declare any or all of the amounts we owe to LFB to be immediately due and payable, without demand or notice to us. If we are in default under certain other provisions described in the Amended and Restated Security Agreement, or if we act in a fraudulent manner or commit an act of fraud, then the amounts we owe to LFB shall immediately become due and payable, without demand or notice to us. These accelerated obligations and liabilities shall bear an increased interest rate until paid in full at the lower of eighteen percent per annum or the maximum rate not prohibited by applicable law.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Upon satisfaction of the conditions to closing set forth in the Purchase Agreement, and in the Convertible Note, and upon issuance or conversion into Series E Preferred Stock, respectively, thereof, the shares of Series E Preferred Stock and common stock issuable upon conversion thereupon, will be issued in reliance on the exemption from the registration provisions of Section 4(2) of the Securities Act of 1933 (and the regulations promulgated thereunder, including Regulation D) relating to sales by an issuer not involving a public offering. LFB has represented to us in the Purchase Agreement that it is acquiring the shares for investment and not for distribution, that it can bear the risks of the investment and that it has had an opportunity to ask questions of, and receive answers from, us regarding the terms and conditions of the offering of securities pursuant to the Purchase Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Series E Preferred Stock is incorporated herein by this reference.

Our Board of Directors approved an amendment to our Restated Articles of Organization which provides for the designation of (i) 18,000 shares of authorized and unissued Preferred Stock as shares of “Series E-1 10% Convertible Preferred Stock” and (ii) 27,000 shares of our authorized and unissued Preferred Stock as shares of “Series E-2 10% Convertible Preferred Stock.” Each share of Series E Preferred Stock is convertible into fully paid and nonassessable shares of our common stock. Prior to this amendment, no such series of stock existed. The full text of the certificates of designations of the Series E-1 and Series E-2 Preferred Stock are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this report and incorporated herein by this reference. The amendment to GTC’s Restated Articles of Organization will be effective prior to the special meeting of shareholders that will be called to approve the issuance of the Series E Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Convertible Note issued by GTC Biotherapeutics, Inc. to LFB Biotechnologies S.A.S. on June 18, 2009. Filed herewith.

2.2	Promissory Note issued by GTC Biotherapeutics, Inc. to LFB Biotechnologies S.A.S. on June 18, 2009. Filed herewith.

3.1	Form of Certificate of Designation to the Restated Articles of Organization of GTC Biotherapeutics, Inc., establishing a Series E-1 10% Convertible Preferred Stock. Filed herewith as Exhibit A to the Securities Purchase Agreement.

3.2	Form of Certificate of Designation to the Restated Articles of Organization of GTC Biotherapeutics, Inc., establishing a Series E-1 10% Convertible Preferred Stock. Filed herewith as Exhibit B to the Securities Purchase Agreement.

10.1	Loan Agreement dated June 18, 2009 between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S. Filed herewith.

10.2	Amended and Restated Security Agreement dated June 18, 2009 between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S. Filed herewith.

10.3	Amendment to Mortgage Agreement and Fixture Filing dated June 18, 2009 between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S. Filed herewith.

10.4	Securities Purchase Agreement dated June 18, 2009 between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated:	June 19, 2009	By:	/s/ John B. Green
John B. Green
Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	$4,512,268 Convertible Note issued by GTC Biotherapeutics, Inc. to LFB Biotechnologies S.A.S. on June 18, 2009. Filed herewith.

2.2	$3,500,000 Promissory Note issued by GTC Biotherapeutics, Inc. to LFB Biotechnologies S.A.S. on June 18, 2009. Filed herewith.

3.1	Form of Certificate of Designation to the Restated Articles of Organization of GTC Biotherapeutics, Inc., establishing a Series E-1 10% Convertible Preferred Stock. Filed herewith as Exhibit A to the Securities Purchase Agreement.

3.2	Form of Certificate of Designation to the Restated Articles of Organization of GTC Biotherapeutics, Inc., establishing a Series E-1 10% Convertible Preferred Stock. Filed herewith as Exhibit B to the Securities Purchase Agreement.

10.1	Loan Agreement dated June 18, 2009 between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S. Filed herewith.

10.2	Amended and Restated Security Agreement dated June 18, 2009 between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S. Filed herewith.

10.3	Amendment to Mortgage Agreement and Fixture Filing dated June 18, 2009 between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S. Filed herewith.

10.4	Securities Purchase Agreement dated June 18, 2009 between GTC Biotherapeutics, Inc. and LFB Biotechnologies S.A.S. Filed herewith.